UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-402-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2008, the Nominating and Corporate Governance Committee of the board of directors of athenahealth, Inc. (the “Company”) approved and adopted an amendment to the Company’s director compensation plan in the form attached hereto as Exhibit 99.1 (the “Director Compensation Plan”). The Director Compensation Plan was amended to include equity compensation for eligible directors. Every four years, an eligible director will receive a stock option grant for 60,000 shares vesting quarterly in equal amounts over a period of four years. The Director Compensation Plan was also amended to exclude any directors who owned, or who is affiliated with any person or entity that owned, 5% or more of the outstanding common stock of the Company as of September 19, 2007, unless an exception is made by the Nominating and Corporate Governance Committee.

The foregoing description of the Director Compensation Plan is qualified in its entirety by reference to the full text of the Director Compensation Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description
99.1	athenahealth, Inc. Director Compensation Plan dated December 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

December 23, 2008	/s/ CARL B. BYERS
(Date)	Carl B. Byers
SVP, CFO and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	athenahealth, Inc. Director Compensation Plan dated December 17, 2008.